UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 1, 2024
Federal Home Loan Bank of Topeka
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(Exact name of registrant as specified in its charter)

Federally chartered corporation of the United States	000-52004	48-0561319
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 SW Wanamaker Road, Topeka, KS		66606
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 785.233.0507

Not Applicable
___________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2024, the Federal Home Loan Bank of Topeka (“FHLBank”) announced that Amy Crouch had been appointed as Interim Principal Financial Officer. At the time of such report, FHLBank had not yet received non-objection from the Federal Housing Finance Agency (“FHFA”) of Ms. Crouch’s compensation.

This Form 8-K/A reports that on January 16, 2024, the FHFA informed FHLBank of its non-objection to Ms. Crouch’s compensation. Ms. Crouch will be paid an annual base salary of $235,000 and will be eligible to earn annual incentive awards under FHLBank’s Executive Incentive Compensation Plan (“EICP”), with her total base opportunity percentage pursuant to that plan established at 35 percent of her earned base salary. Ms. Crouch’s incentive compensation is not subject to deferral as a Deferred Incentive under the EICP. Ms. Crouch is also eligible to receive compensation and benefits under FHLBank’s compensation and benefit plans that are available to all other employees. For additional information about FHLBank’s executive incentive and employee benefit plans, see FHLBank’s Annual Report on Form 10-K filed with the SEC on March 20, 2023.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

01/19/2024	By: /s/ Carl M. Koupal, III
Date	Name: Carl M. Koupal, III
Title: Executive Vice President, Chief Legal and Ethics Officer, Corporate Secretary